EXHIBIT 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of March     , 2020, is entered into by and between Heat Biologics, Inc., a Delaware corporation (the “Company”), and ____________ (the “Investor”).

WITNESSETH:

WHEREAS, on or about _____, 2018, in connection with a public offering by the Company under a registration statement on [Form S-3 (333-221201)] [Form S-1 (333-224039)] filed with the Securities and Exchange Commission, the Investor purchased from the Company a warrant (the “Warrant”) to purchase ____ shares of the Company’s common stock, $.0002 par value per share (the “Common Stock”); and

WHEREAS, the Company and Investor desire to exchange the Warrant for _____ shares of Common Stock (the “Shares”); and

WHEREAS, the exchange of the Warrant for the Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the release set forth below and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.

The Company and Investor hereby agree to exchange the Warrant for the Shares.  Upon execution of this Agreement, the Company shall deliver to Investor the Shares and Investor shall deliver to the Company the Warrant for cancellation.

2.

Company Representations and Warranties.

2.1

Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Investor contained herein, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.  The offer and issuance of the Shares is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof.

2.2

Issuance of Securities.  The issuance of the Shares has been duly authorized and upon issuance in accordance with the terms hereof shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

2.3

Disclosure.  The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transaction contemplated by this Agreement.

3.    Investor Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Investor represents, warrants and covenants with and to the Company as follows:

3.1

Ownership of Warrant.  The Investor owns the Warrant and the underlying shares of Common Stock free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

3.2

Reliance on Exemptions.  The Investor understands that the Shares are being offered and exchanged in reliance on a specific exemption from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

3.3

No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.4

Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitutes the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5

No Conflicts.  The execution, delivery and performance by the Investor of this Agreement, and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

4.

Rule 144.  For the purposes of Rule 144, the Company acknowledges that the holding period of the Warrants may be tacked onto the holding period of the Shares, as such no restrictive legends shall be placed on the certificates representing the Shares.

5.

Investor Acknowledgement.   The Investor acknowledges that Investor’s investment decision to invest in the Company’s public offering in January 2020 (the “Offering”) was a wholly independent act, made separate and apart from Investor’s investment decision to enter into this Agreement and effect the exchange of the Warrant for the Shares as provided herein, was not contingent upon or influenced by said exchange and that the Investor is not exchanging the Warrant for the Shares as a result of any statement or other communication made by the Company in the Offering regarding the Warrant, including, without limitation, any statement made or information contained in the Company’s Common Stock Purchase Warrant issued on January 21, 2020.

6.

Miscellaneous. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

IN WITNESS WHEREOF, the Company and Investor have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

HEAT BIOLOGICS, INC.

By:
Name:	Jeff Wolf
Title:	Chief Executive Officer

INVESTOR:

By:
Name:
Title:

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